Exhibit 1.1

BioMed Realty, L.P.

(a Maryland limited partnership)

As Issuer

BioMed Realty Trust, Inc.

(a Maryland corporation)

As Guarantor

$400,000,000

2.625% Senior Notes due 2019

Underwriting Agreement

April 15, 2014

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters listed on Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), and BioMed Realty Trust, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), each confirms its agreement with Deutsche Bank Securities Inc. (“Deutsche Bank”), Wells Fargo Securities, LLC (“Wells Fargo”), and each of the other underwriters named in Schedule I hereto (the “Underwriters”) for whom Deutsche Bank and Wells Fargo are acting as representatives (the “Representatives”) with respect to the issuance and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth on Schedule I of $400,000,000 aggregate principal amount of 2.625% Senior Notes due 2019 (the “Offered Securities”), subject to the terms and conditions set forth below. The Offered Securities are to be issued pursuant to an indenture (the “Base Indenture”) dated as of March 30, 2011 among the Operating Partnership, U.S. Bank National Association, as trustee (the “Trustee”), and the Company, as guarantor, as supplemented by a third supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated on or about April 23, 2014 among the Operating Partnership, the Trustee and the Company, as guarantor. This agreement by and among the Company, the Operating Partnership and the Underwriters shall be referred to as this “Agreement.”

The Offered Securities will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantees”) in accordance with the terms of the Offered Securities and the Indenture.

The Offered Securities issued in book entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

The Transaction Entities have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Nos. 333-183669 and 333-183669-01), including the related base prospectus dated August 31, 2012 (the “Base Prospectus”), covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Act”). Such registration statement became effective upon filing pursuant to Rule 462(e) of the rules and regulations of the Commission under the Act (the “Securities Act Regulations”) on August 31, 2012. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Offered Securities that omitted Rule 430B Information is hereinafter collectively called a “preliminary prospectus.”

Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, and the Rule 430B Information is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The Base Prospectus and the final prospectus supplement in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Offered Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the Act or otherwise), including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of execution of this Agreement, is herein called the “Prospectus.” The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

For purposes of this Agreement (other than in connection with any opinion given by counsel in Section 5 hereof, which hereby expressly excludes any copy filed via Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), all references to the “Original Registration Statement,” “Registration Statement,” the “Prospectus,” any “preliminary prospectus,” or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as of the date hereof, as of the Applicable Time referred to in Section 1.A hereof, and as of the Closing Date referred to in Section 2 hereof, that:

A. Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Act; No Misleading Statements; Conformity with EDGAR filings.

1. (A) At the time of filing the Original Registration Statement, (B) at the time of filing the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Transaction Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) and (D) at the date hereof, the Company (x) was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”) and (y) was not and is not an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Offered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Transaction Entities on a Rule 405 “automatic shelf registration statement.” Neither of the Transaction Entities has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Transaction Entities or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered Securities and at the date hereof, each of the Transaction Entities was not and is not an “ineligible issuer,” as defined in Rule 405.

2. The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on August 31, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).

Any offer that is a written communication relating to the Offered Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

At the respective times the Original Registration Statement, the Registration Statement and any amendment thereto became effective, at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments or supplements thereto complied and will comply, in all material respects with the requirements of the Act, the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any further amendments or supplements thereto, at the time the Prospectus or such amendment or supplement was issued, at the date hereof, at the time of filing pursuant to Rule 424(b) and at the Closing Date, complied and will comply, in all material respects with the requirements of the Act and the Securities Act Regulations and did not, and any amendment thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each preliminary prospectus and the prospectus filed as part of the Original Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 of the Securities Act Regulations, complied when so filed in all material respects with the Act and the Securities Act Regulations. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, are satisfied, and the Registration Statement meets, and the offering and sale of the Offered Securities as contemplated hereby complies with, the requirements of Rule 415 of the Securities Act Regulations.

3. As of the Applicable Time (as defined below) and the Closing Date, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) identified on Schedule III hereto and the Statutory Prospectus (as defined below), considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m. (Eastern time) on April 15, 2014 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Offered Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the base prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and the preliminary prospectus supplement relating to the Offered Securities immediately prior to such time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 4.C, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in Section 1.A(2) and (3) of this Agreement shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company and/or the Operating Partnership by any Underwriter through the Representatives expressly for use therein.

4. Each Prospectus and preliminary prospectus delivered to the Underwriters and used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

B. No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

C. Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Prospectus, the Registration Statement or the General Disclosure Package (the “Incorporated Documents”), when such Incorporated Document was filed with the Commission, complied in all material respects with the requirements of the Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, in effect at the time of the filing, and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Offered Securities in this offering, and (iii) at the Closing Date, each such Incorporated Document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

D. Company Formation; Good Standing; Qualification. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the state of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Offered Securities or the Guarantees (collectively, the “Transaction Agreements”) and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under the Transaction Agreements, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, properties, assets, results of operations or prospects of the Transaction Entities and the Subsidiaries (as defined below) taken as a whole, whether or not in the ordinary course (“Material Adverse Effect”).

E. Operating Partnership Formation; Good Standing; Qualification; Interests in Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and

to enter into and perform its obligations under the Transaction Agreements. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing partnership interests in the Operating Partnership (“OP Units”) as disclosed in or incorporated by reference in the General Disclosure Package and the Prospectus, as of the dates set forth therein, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”). The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”) is in full force and effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in or incorporated by reference in the General Disclosure Package and the Prospectus, as of the dates set forth therein.

F. Subsidiary Formation; Good Standing; Qualification; Liens; Pre-Emptive Rights. Each direct or indirect subsidiary of the Company and of the Operating Partnership, all of which are listed on Schedule IV hereto (each, a “Subsidiary” and together the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership, limited liability company, common law trust or private company as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and to perform its obligations under this Agreement and the other Transaction Agreements; and is duly qualified to do business as a foreign corporation, limited partnership, limited liability company, common law trust or private company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable; and all outstanding shares of its capital stock or other ownership interests are owned by the Company or the Operating Partnership, directly or through the Subsidiaries, free and clear of any Liens, except as described in the General Disclosure Package and the Prospectus or where such Liens would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the equity interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, except as set forth in the organizational documents of such Subsidiary.

G. Capital of the Company; Options; No Preemptive Rights. The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Prospectus. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Further, (i) except for shares of Common Stock reserved for issuance (A) upon exchange or redemption of the OP Units or long term incentive plan units of the Operating Partnership (the “LTIP Units”), (B) in connection with the existing BioMed Realty Trust, Inc. and BioMed

Realty, L.P. 2004 Incentive Award Plan, as amended and restated effective May 29, 2013 (the “Equity Incentive Plan”), (C) upon exchange of the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2030 (the “2030 Exchangeable Notes”), or (D) in connection with the amended and restated equity distribution agreements entered into by the Company and the Operating Partnership on August 31, 2012 permitting sales through certain sales agents and/or principals from time to time of shares of Common Stock with an aggregate offering price of up to $120 million, all as disclosed in the General Disclosure Package and the Prospectus, no shares of Common Stock are reserved for any purpose; (ii) except for the OP Units, LTIP Units, the 2030 Exchangeable Notes and the performance units awarded under the Equity Incentive Plan (“Performance Units”) as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) except for the 2030 Exchangeable Notes as disclosed in the General Disclosure Package and the Prospectus and in connection with our investment in one of our joint ventures, pursuant to which the joint venture party has the right to require the Operating Partnership to issue OP Units in connection with a put call option, which represents less than 1% of the Company’s currently outstanding Common Stock, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company or of the Operating Partnership.

H. Authorization of Issuance of Offered Securities; Conformity with Applicable Laws. The Offered Securities have been duly authorized by the Operating Partnership and the Company, and, at the Closing Date, will have been duly executed by the Operating Partnership and the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with their terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable (the “Enforceability Exceptions”), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. Upon payment of the purchase price and delivery of such Offered Securities in accordance herewith, the Underwriters will receive good title thereto, free and clear of all Liens. With respect to the Operating Partnership, the Offered Securities will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding at the Closing Date or that may be incurred thereafter, except that such Offered Securities will be effectively subordinated to (Y) the claims of each existing and future secured creditor of the Operating Partnership to the extent of the value of the collateral securing such indebtedness and (Z) all existing and future preferred equity and third-party indebtedness and other liabilities of the subsidiaries of the Operating Partnership.

I. Authorization of the Guarantees. The Guarantees have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when the Offered Securities are issued and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except for the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. With respect to the Company, the Guarantees will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Date or that may be incurred thereafter, except that such Guarantees will be effectively subordinated to (Y) the claims of each existing and future secured creditor of the Company to the extent of the value of the collateral securing such indebtedness and (Z) all existing and future preferred equity and third-party indebtedness and other liabilities of the subsidiaries of the Company.

J. Authorization of OP Units; Conformity with Applicable Laws; No Preemptive Rights. The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. None of the OP Units are subject to or were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

K. No Other Brokerage Fees. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities, any Subsidiary and any person that would give rise to a valid claim against the Transaction Entities, any Subsidiary, or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

L. No Registration Rights. Except for (i) the Registration Rights Agreements entered into in connection with the Company’s initial public offering by and among the Company, the Operating Partnership and the holders of OP Units party thereto dated as of August 13, 2004, as amended, (ii) the Registration Rights Agreement entered into in connection with the issuance of the 2030 Exchangeable Notes by and among the Company and the initial purchasers of the 2030 Exchangeable Notes dated as of January 11, 2010, (iii) the Registration Rights Agreement entered into in connection with the issuance of the 6.125% Senior Notes due 2020 dated as of April 29, 2010, (iv) that certain Agreement and Plan of Merger among the Company, the Operating Partnership, Westco Sub LLC, Wexford Science & Technology, LLC and Wexford Equities, LLC, dated as of March 26, 2013 and (v) that certain Registration Rights Agreement by and among the Company, Sixth Street Limited Partnership and Charles Morneau, dated as of June 18, 2013, there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to file a registration statement under the Act with respect to any securities of the Transaction Entities owned or to be owned by such person. There are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement.

M. No Violations or Defaults. None of the Transaction Entities nor the Subsidiaries, (i) is in violation of its charter or by-laws or other similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction Entity or a Subsidiary is landlord or otherwise), ground lease or air space lease (under which such Transaction Entity or a Subsidiary is a landlord or tenant), development agreement, reciprocal easement agreement, deed restriction, hotel management agreement, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of the property or assets of such Transaction Entity or Subsidiary is subject (collectively, “Agreements or Instruments”), or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject, except for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.

N. No Consents Required. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by any of the Transaction Agreements, except as have been obtained or made under the Act and as may be required under state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or that the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

O. Non-Contravention. Except as disclosed in the General Disclosure Package and the Prospectus, the execution, delivery and performance of the Transaction Agreements by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the General Disclosure Package and the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters, by-laws or other organizational documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except for such conflicts, breaches, violations or defaults that (with respect to subclauses (i) and (ii) above) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, “Repayment Event”

means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

P. Validity and Sufficiency of Agreements. Each of this Agreement, the Offered Securities and the Guarantees has been duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto. Each of this Agreement, the Offered Securities and the Guarantees and the Operating Partnership Agreement is a valid and binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its terms, except for the Enforceability Exceptions. The Indenture has been duly authorized by the Company and the Operating Partnership and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Trustee, will have been duly executed and delivered by, and will constitute a valid and legally binding agreement of, each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except for the Enforceability Exceptions.

Q. Licenses. The Transaction Entities and the Subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, have maintained such Licenses in full force and effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

R. Financial Statements. The financial statements included in or incorporated by reference into the Registration Statement, the Prospectus and the General Disclosure Package, together with the related financial statement schedule and notes, present fairly (1) the financial position of the Company, the Operating Partnership and their respective consolidated Subsidiaries at the dates indicated; and (2) the results of operations, equity and cash flows of the Company, the Operating Partnership and their respective consolidated Subsidiaries for the periods specified; said financial statements have been prepared from the books and records of the Company, the Operating Partnership and their respective consolidated Subsidiaries in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The related financial statement schedule incorporated by reference into the Registration Statement, the Prospectus and General Disclosure Package, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be stated therein. The selected financial data included in the Registration Statement, the Prospectus and General Disclosure Package present fairly the information set forth therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, Prospectus and General Disclosure Package. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Other than as stated therein, the Company is not required to include as of the date hereof any financial statements pursuant to Rule 3-05 or Rule 3-14 in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act Regulations or in any periodic report or current report under the Exchange Act Regulations. All non-GAAP financial measures included in or incorporated by reference into the Registration Statement, the Prospectus and the General Disclosure Package comply with the requirements of Regulation G and Item 10 of Regulation S-K of the Securities Act Regulations to the extent such rules are applicable to such financial statements. Other than the historical financial statements and financial statement schedule relating thereto and the pro forma financial statements, if any, included in or incorporated by reference into the Registration Statement, the Prospectus and the General Disclosure Package, no other historical or pro forma financial statements (or schedules) are required by the Act or the Securities Act Regulations to be included therein or in any document required to be filed with the Commission under the Exchange Act or the Exchange Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

S. Independent Registered Public Accounting Firm. The accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and delivered the initial letter referred to in Section 5.A hereof, are, and during the periods covered by such financial statements were, an independent registered public accounting firm as required by the Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, and the Public Company Accounting Oversight Board (United States).

T. REIT Status. Commencing with the taxable year ending December 31, 2004, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”).

U. Tax Returns and Matters. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as described in or contemplated by the General Disclosure Package and the Prospectus. Except as disclosed in the General Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Transaction Entities, threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

V. No Other Offering Documents or Prospectuses. The Transaction Entities and each of the Subsidiaries have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Offered Securities, will not distribute, any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Prospectus, the General Disclosure Package or any other materials, if any, permitted by the Act (which were disclosed to the Representatives and their counsel).

W. ERISA Matters.

(1) Each Transaction Entity is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, except to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(2) The assets of the Transactions Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(3) The Company is a “real estate operating company” as such term is defined in paragraph (e) of the plan assets regulation in 29 C.F.R. Section 2510.3-101, or will be an “operating company” as defined in the first sentence of paragraph (c) thereof.

X. Property Matters.

(1) The Transaction Entities or the Subsidiaries have good and marketable title (either in fee simple or pursuant to a leasehold interest) to all of the properties owned or leased by them (the “Properties”), in each case, free and clear of all Liens except such as (i) are disclosed in the General Disclosure Package and the Prospectus; or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases which are in full force and effect, and none of the Company, Operating Partnership nor any Subsidiary or, to any Transaction Entity’s knowledge, any other party, is in default under any such lease, with such exceptions as are disclosed in the General Disclosure Package and the Prospectus or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(2) All of the leases, ground leases and subleases under which the Company, Operating Partnership or any Subsidiary lease any portion of the Properties are in full force and effect; there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any Transaction Entity nor any tenant under any of the terms and provisions of the leases described above; and none of the Company, Operating Partnership nor any Subsidiary has received any notice of any claim asserted by anyone adverse to the rights of the Company, Operating Partnership or Subsidiary under any of the leases or questioning or affecting the rights of the tenant of the continued possession of the leased or subleased premises under any such lease or sublease, in each case other than those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that have been, in the reasonable judgment of the Company, adequately reserved for in the Company’s consolidated financial statements. No tenant which has been specifically identified in the General Disclosure Package and the Prospectus under any of the leases at the Properties has a right of first refusal or other right or option to purchase the premises demised under such lease, other than those which are disclosed in the General Disclosure Package and the Prospectus or with respect to properties the value of which are not material to the Transaction Entities and the Subsidiaries as a whole;

(3) Except as disclosed in the General Disclosure Package and the Prospectus, none of the Transaction Entities, nor any Subsidiary, knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(4) Each of the Properties complies with all applicable zoning laws, ordinances, regulations, and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(5) None of the Transaction Entities, nor any Subsidiary, has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities nor any Subsidiary or predecessor entity knows of any such condemnation or zoning change that is threatened against any of the Properties and that, if consummated, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(6) Each of the Properties is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures; and

(7) Water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Y. No Participating Interests. The mortgages and deeds of trust encumbering the Properties and assets described in the General Disclosure Package and the Prospectus are not convertible, and except as otherwise described in the General Disclosure Package and the Prospectus, neither the Transaction Entities, any of the Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Transaction Entities or any of the Subsidiaries.

Z. Insurance. The Operating Partnership and any Subsidiary that owns, or leases under ground leases, real property has obtained title insurance on the fee interests (or leasehold interests) in each of the Properties and other insurance covering such risks and in amounts that are commercially reasonable for the assets owned by them, and in each case such title insurance and other insurance is in full force and effect. Neither the Transaction Entities nor any of the Subsidiaries has any reason to believe that any of them will not be able to obtain or renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

AA. Environmental Matters. Except as otherwise disclosed in the General Disclosure Package and the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,

(1) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time handled, stored, treated, transported, manufactured, transferred or otherwise dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Laws in all material respects;

(2) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time spilled, leaked, discharged, dumped, released, or otherwise disposed of Hazardous Materials on, to or from the Properties, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(3) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of handling, storing, treating, transporting, manufacturing, transferring or otherwise dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Laws;

(4) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of spilling, leaking, releasing, discharging, dumping, or otherwise disposing of Hazardous Materials on or from such Properties;

(5) none of the Transaction Entities nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into soil or waters (including, but not limited to, groundwater and surface water) on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(6) none of the Transaction Entities nor any of the Subsidiaries has received any notice of or is aware of any receipt by any other party of a notice of, or has any knowledge of any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the General Disclosure Package and the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Law (as hereinafter defined);

(7) none of the Transaction Entities nor any of the Subsidiaries has (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under CERCLA or any similar law;

(8) none of the Properties are included or, to the best of the Transaction Entities’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Transaction Entities’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other

Environmental Law or issued by any other Governmental Authority (as hereinafter defined);

(9) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries other than in compliance with applicable Environmental Laws;

(10) to the best knowledge of the Transaction Entities, the Properties contain no above-ground and underground storage tanks, oil/water separators, sumps, or septic systems; and

(11) (a) to the best knowledge of the Transaction Entities, no building or other improvement located on the Properties contains any asbestos or asbestos-containing materials that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) all asbestos or asbestos-containing materials are managed, handled, treated, and removed in compliance with Environmental Law, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) the Transaction Entities do not intend to manage, handle, treat, or remove asbestos other than in compliance with Environmental Law.

As used herein, “Hazardous Material” means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, asbestos, and polychlorinated biphenyls (PCBs).

As used herein, “Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes in effect as of the Effective Date relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) through (viii), inclusive, of this subparagraph, (x) any amendments to the statutes, laws or ordinances listed in parts (i) through (ix), inclusive of this subparagraph, (xi) any rules, regulations, enforceable guidelines or directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) through (x), inclusive, of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental, health or safety matters.

As used herein, a “Governmental Authority” means any federal, state, or local governmental authority having or claiming jurisdiction over the properties and assets described in the General Disclosure Package and the Prospectus.

BB. Independence of Environmental Consultants. None of the environmental consultants that prepared the Phase I and II Environmental Audits with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest (contingent or otherwise) in the Transaction Entities or any of the Subsidiaries (including any predecessor entity), and none of them nor any of their directors, officers or employees is connected with the Transaction Entities or any of the Subsidiaries (or any of their predecessor entities) as a promoter, selling agent, voting trustee, director, officer or employee.

CC. Description of the Offered Securities, the Guarantees and the Indenture. The Offered Securities, the Guarantees and the Indenture conform in all material respects to the respective statements relating thereto contained in the Prospectus and General Disclosure Package.

DD. Labor Relations. With respect to employees of the Transaction Entities or any Subsidiary, no labor dispute exists or, to the knowledge of the Transaction Entities, is imminent, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

EE. Intellectual Property Rights. The Transaction Entities and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated or presently intended to be operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

FF. No Proceedings. There are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Transaction Entities’ knowledge, contemplated.

GG. No Material Adverse Change; No Material Transactions. Except as disclosed in the Prospectus, the Registration Statement or the General Disclosure Package, since the respective dates as of which information is given in the Prospectus, the Registration Statement and the General Disclosure Package, (1) there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect; (2) there have been no transactions entered into by the Company nor any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one entity; or (3) except for quarterly dividends on the Common Stock and related distributions on OP Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

HH. Investment Company Act Status. No Transaction Entity is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, no Transaction Entity will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

II. Adequate Disclosure of Contracts and Documents. There are no contracts or documents required to be described in the General Disclosure Package, the Registration Statement or the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto, that have not been so described and filed as required.

JJ. Related Party Disclosures. No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.

KK. Books, Records, and Internal Controls. Each Transaction Entity (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

LL. Stabilization Activities. None of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any of the Company’s securities to facilitate the sale or resale of the Offered Securities.

MM. Subsidiary Tax Classification. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.

NN. Adequate Disclosure of Acquisitions and Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by either of the Transaction Entities of interests in assets or real property that are required to be described in the Prospectus that are not already so described.

OO. Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. The Company’s independent registered public accounting firm and the audit committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no significant change in internal controls or in other factors that could significantly and negatively affect internal controls.

PP. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Operating Partnership and the Subsidiaries or any of such entities’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

QQ. Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and neither of the Transaction Entities is the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Securities.

RR. OFAC. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or Her Majesty’s Treasury (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions.

SS. Anti-Bribery and Anti-Corruption Laws. None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or committed an offense under the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with the FCPA and the Bribery Act.

TT. Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transaction Entities agree to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Transaction Entities, at the price set forth on Schedule II hereto, the aggregate principal amount of Offered Securities set forth in Schedule I opposite the name of such Underwriter.

The Transaction Entities will deliver the Offered Securities to the Representatives for the accounts of the Underwriters, including, at the option of the Representatives, through the facilities of DTC, against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank specified in writing to the Representatives by the Company by 10:00 a.m., New York time, on April 23, 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4. Certain Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership agree with the several Underwriters that:

A. Additional Filings with the Commission. The Company and the Operating Partnership will file the Prospectus with the Commission in the manner and within the time frame required by Rule 424(b) under the Act (without reliance on Rule 424(b)(8)) and will advise the Representatives promptly of any such filing pursuant to Rule 424(b). The Company and the Operating Partnership will furnish promptly to the Underwriters copies of the Prospectus and any amendments or supplements thereto in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

B. Required Notices to and Consent of Representatives Relating to Amendments or Supplements. The Company and the Operating Partnership will advise the Representatives promptly of (i) any proposal to amend or supplement the Registration Statement, the Prospectus or any preliminary prospectus and will not effect such amendment or supplement without the Representatives’ consent, (ii) the effectiveness of any amendment or supplement to a Registration Statement or the Prospectus, (iii) the receipt of comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference or otherwise deemed to be a part thereof or for additional information, (v) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, or (vi) if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities. The Company and the Operating Partnership will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Company shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

C. Subsequent Events Requiring Amendment or Supplement. If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented, in the judgment of the Company, the Operating Partnership or the reasonable opinion of the Representatives or counsel for the Underwriters, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly file with the Commission and furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act and the Securities Act Regulations. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Offered Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5. The Company and the Operating Partnership have given the Representatives notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company and the Operating Partnership will give the Representatives notice of either of their intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives and counsel for the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

D. Twelve-Month Earnings Statement. As soon as practicable, but not later than the Availability Date (as hereinafter defined), each of the Company and the Operating Partnership will make generally available to its securityholders an earnings statement covering a period of at least twelve months beginning after the effective date (as determined pursuant to Rule 158(c) under the Securities Act Regulations) of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

E. DTC. The Company and the Operating Partnership will cooperate with the Underwriters and use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through the facilities of DTC.

F. Copies of Documents. The Company will furnish to the Representatives copies of the Registration Statement (one of which will be signed and will include all exhibits and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. All such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The aforementioned documents furnished to the Underwriters or to any dealer shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

G. Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by the Operating Partnership from the sale of the Offered Securities in the manner specified in the Prospectus under “Use of Proceeds.”

H. Annual Reports. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, to the extent not available without charge through the Company’s website, a copy of its annual report to stockholders for such year and, shall furnish to the Representatives, to the extent not available through EDGAR or any system succeeding or replacing EDGAR, as soon as available, a copy of each report of the Company and the Operating Partnership filed with the Commission under the Exchange Act or mailed to securityholders, and from time to time, such other information concerning the Company or the Operating Partnership as the Representatives may reasonably request.

I. Limits on Future Registration Statements; Offers of Securities. During the period commencing on the date hereof and ending at the Closing Date, neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or contract to dispose of, or file a registration statement under the Act or prospectus supplement with respect to any outstanding registration statement with the Commission with respect to, any unsecured debt securities issued or guaranteed by any of the Transaction Entities or any of their respective subsidiaries and having a maturity of more than one year from the date of issue or any other securities convertible into or exercisable or exchangeable for the Offered Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.

J. Blue Sky Qualification. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

K. Notification of Certain Events. Prior to the Closing Date, each of the Company and the Operating Partnership will notify the Underwriters in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete.

L. REIT Qualification. The Company will use its best efforts to maintain its qualification as a REIT under the Code.

M. Compliance with Laws. During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company and the Operating Partnership will (1) comply with all provisions of the Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

N. Trust Indenture Act Compliance. The Company and the Operating Partnership will comply with the Trust Indenture Act so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement, the General Disclosure Package and the Prospectus.

O. Investment Company. The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

P. No Stabilization Activities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (1) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; (2) sell, bid for or purchase the Offered Securities or pay any person any compensation for soliciting purchases of the Offered Securities; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Q. No Free Writing Prospectus. Except as contemplated in Section 4.C. above, each of the Company and the Operating Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Operating Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Transaction Entities herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

A. Accountant’s Letter. The Representatives shall have received a letter at the time of execution of this Agreement, of KPMG LLP (“KPMG”) in the form approved by the Representatives before the execution of this Agreement, with respect to the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statements and Prospectus, which shall include the following statements:

(1) they are an independent registered public accounting firm within the meaning of the Act and the Securities Act Regulations;

(2) in their opinion the financial statements examined by them and included in or incorporated by reference into the Registration Statements comply as to form in all material respects with the applicable requirements of the Act and the Securities Act Regulations;

(3) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in or incorporated by reference into the Registration Statements and the Prospectus, if any;

(4) on the basis of the review referred to in clause (3) above, a reading of the latest available interim financial statements of the Company and the Operating Partnership, inquiries of officials of the Company and the Operating Partnership who have responsibility for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that:

(a) the unaudited financial statements included in or incorporated by reference into the Registration Statements and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the

Exchange Act and the Exchange Act Regulations or that any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

(b) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was (i) any change in the capital stock or any increase in debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total assets or total equity, as compared with amounts shown on the latest balance sheets included in or incorporated by reference into the Registration Statements and Prospectus or (ii) any change in the preferred units and general partners’ units or any increase in debt of the Operating Partnership or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total assets or total capital, as compared with amounts shown on the latest balance sheets included in or incorporated by reference into the Registration Statements and Prospectus; or

(c) for the period from the closing date of the latest income statement included in or incorporated by reference into the Registration Statements and Prospectus to the closing date of the latest available income statement read by such accountants, and for the period from the closing date of the latest income statement included in or incorporated by reference into the Prospectus to a subsequent specified date not more than three business days prior to this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in total revenues, income from operations or net income of the Company or the Operating Partnership.

except in all cases set forth in one of the above clauses for changes, increases or decreases which the Registration Statements and Prospectus disclose have occurred or may occur or which are described in such letter;

(5) they have read the unaudited pro forma financial statements, if any, included in or incorporated by reference into the Registration Statements and inquired of certain officials of the Company who have responsibility for financial and accounting matters and proved the arithmetic accuracy of the application of the pro forma adjustments, and on the basis of the procedures, nothing came to their attention that caused them to believe that the pro forma financial statements included in or incorporated by reference into the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Act Regulations or that the pro forma adjustments have not been properly applied; and

(6) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, “Registration Statements” shall mean the Registration Statement, including the prospectus included in the Registration Statements and any preliminary prospectus.

B. Registration Statement Effectiveness. The Registration Statement has become effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Operating Partnership, shall be contemplated by the Commission. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) in accordance with Section 4 of this Agreement. The Company and the Operating Partnership shall have paid the required Commission filing fees relating to the Offered Securities within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

C. Subsequent Events. Subsequent to the execution and delivery of this Agreement, and since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there shall not have occurred:

(1) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries taken as one enterprise, whether or not in the ordinary course, which, individually or in the aggregate, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;

(2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;

(3) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange;

(4) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;

(5) any banking moratorium declared by U.S. federal or New York state authorities;

(6) any major disruption of settlements of securities or clearance services in the United States;

(7) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the reasonable judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; or

(8) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

D. Issuer’s Counsel’s Opinion. The Representatives shall have received an opinion, dated on the Closing Date, of Latham & Watkins LLP, special counsel for the Company, addressed to the Underwriters and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit A-1 hereto.

E. Tax Opinion. The Representatives shall have received an opinion, dated as of the Closing Date, of Latham & Watkins LLP, special tax counsel for the Company, addressed to the Underwriters and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit A-2 hereto.

F. Venable Opinion. The Representatives shall have received an opinion, dated as of the Closing Date, of Venable, Maryland counsel of the Company, addressed to the Underwriters and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit B hereto.

G. Underwriters’ Counsel’s Opinion. At the Closing Date, the Representatives shall have received from DLA Piper LLP (US), counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, DLA Piper LLP (US) may rely as to the organization or incorporation of the Transaction Entities and all other matters governed by Maryland law upon the opinion of Venable, referred to above.

H. Officers’ Certificates. Each Transaction Entity shall have furnished to the Representatives a certificate, dated as of the Closing Date, of its, or its general partner’s or managing member’s chief executive officer(s) and chief financial officer in which such officers shall state that, to the best of their knowledge after reasonable investigation:

(1) the representations and warranties of the Transaction Entities set forth in this Agreement are true and correct;

(2) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(3) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

(4) since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has been no Material Adverse Effect, whether or not arising in the ordinary course.

I. Accountant’s Letter. The Representatives shall have received a letter, dated as of the date of this Agreement and as of the Closing Date, of KPMG LLP which meets the requirements of Section 5.A, except that the specified date referred to in such subsection will be a date not more than three days prior to the date of this Agreement or the Closing Date, as applicable, for the purposes of this subsection.

J. Indenture. At or prior to the Closing Date, each of the Company, the Operating Partnership and the Trustee shall have executed and delivered the Indenture.

K. FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the offering and sale of the Offered Securities.

L. Satisfaction of Other Conditions. On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

M. Satisfaction of Underwriters’ Counsel. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

N. Copies of Documents; Waiver of Compliance. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

6. Indemnification and Contribution.

A. The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents, each person, if any, who controls such Underwriter within the meaning of the Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, any related preliminary prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6.B below.

B. Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, each of its directors and officers who signs the Registration Statement and each person, if any who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, any related preliminary prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each Underwriter consists of the following information appearing under the caption “Underwriting” in the Prospectus: the list of Underwriters and their respective participation in the sale of the Offered Securities, the concession and reallowance sentences and the paragraphs related to stabilization, syndicate covering transactions and penalty bids.

C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6.A or 6.B above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 6.A or 6.B above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6.A hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party.

D. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 6.A or 6.B above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 6.A or 6.B above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and one or more of the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 6.D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6.D. Notwithstanding the provisions of this Section 6.D, no Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Securities) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6.D to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.

E. The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transaction Entities, to each officer of the Transaction Entities who has signed a Registration Statement and to each person, if any, who controls the Transaction Entities within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the total principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the total principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the

Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6 above. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (1) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other filing fees, other fees and expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any preliminary prospectus and any Permitted Free Writing Prospectus to the Underwriters and dealers; (2) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each preliminary prospectus, any Blue Sky memoranda, the Transaction Agreements and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (3) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (4) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Offered Securities; (5) the cost of issuing and delivering the Offered Securities, including printing costs; (6) the costs and charges of the Trustee, any other trustee, transfer agent or registrar; (7) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Offered Securities to the respective Underwriters; (8) all other fees, costs and expenses referred to in Item 31 of the Registration Statement; and (9) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in any “roadshow” for the offering contemplated hereby. Except as provided in Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and Section 8 and the respective obligations of the Transaction Entities and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in Sections 5.C(2), 5.C(3), 5.C(5), 5.C(6), or 5.C(7), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate (Fax: (212) 797-2202), with a copy to General Counsel (Fax: (212) 797-4561); and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (Fax: (704) 410-0326); with a copy to DLA Piper LLP (US), 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, Attention: Christine C. Lehr, Esq. or, if sent to the Transaction Entities, will be mailed, delivered or telegraphed and confirmed to the Company, 17190 Bernardo Center Drive, San Diego, California 92128, Attention: General Counsel with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, Attention: Craig M. Garner, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. No Fiduciary Relationship. Each of the Transaction Entities acknowledges that (i) it is contracting with the Underwriters on an arm’s length basis to provide the services described herein, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as a principal and are not acting in a fiduciary capacity with respect to the Company, the Operating Partnership, or their stockholders, partners, creditors or employees, (iii) the Underwriters have not and are not assuming or creating any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and the Underwriters have not and are not assuming any duties or obligations in connection with the offering of the Offered Securities, other than those expressly set forth in this Agreement, and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Operating Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to principles of conflict of laws.

Each of the Company and the Operating Partnership hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Operating Partnership and the several Underwriters in accordance with its terms.

Very truly yours,

BIOMED REALTY, L.P.

By:	BioMed Realty Trust, Inc., its general partner

By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY TRUST, INC.

By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

[Signature Page to BioMed Realty, L.P. and BioMed Realty Trust, Inc. Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
	Name:	Jared Birnbaum
	Title:	Managing Director
Debt Capital Markets Coverage - Corporates

By:	/s/ Eunice Kang
	Name:	Eunice Kang
	Title:	Director
Deutsche Bank Securities Inc.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

Acting on behalf of itself and as the Representatives of the several Underwriters.

[Signature Page to BioMed Realty, L.P. and BioMed Realty Trust, Inc. Underwriting Agreement]

Schedule I

Underwriters

Name of Underwriter	Principal Amount of Securities
Deutsche Bank Securities Inc.	$85,000,000
Wells Fargo Securities, LLC	$85,000,000
KeyBanc Capital Markets Inc.	$50,000,000
U.S. Bancorp Investments, Inc.	$50,000,000
Barclays Capital Inc.	$20,000,000
Morgan Stanley & Co. LLC	$20,000,000
PNC Capital Markets LLC	$20,000,000
Raymond James & Associates, Inc.	$20,000,000
UBS Securities LLC	$20,000,000
Mitsubishi UFJ Securities (USA), Inc.	$10,000,000
SMBC Nikko Securities America, Inc.	$10,000,000
Regions Securities LLC	$5,000,000
TD Securities (USA) LLC	$5,000,000

Total	$400,000,000

Schedule II

The purchase price per $1,000 principal amount to be paid by the Underwriters for the Offered Securities shall be 98.808% of the principal amount thereof, plus accrued interest, if any.

Schedule III

Issuer General Use Free Writing Prospectuses included in the General Disclosure Package:

1. Final Term Sheet, attached as Annex A to this Schedule III.

Annex A to Schedule III

BioMed Realty, L.P.

$400,000,000 2.625% Senior Notes due 2019

fully and unconditionally guaranteed by

BioMed Realty Trust, Inc.

Issuer:	BioMed Realty, L.P.

Guarantor:	BioMed Realty Trust, Inc.

Ratings: (Moody’s / S&P)*	Baa3 / BBB

Security Type:	Senior Unsecured Notes

Principal Amount:	$400,000,000

Pricing Date:	April 15, 2014

Settlement Date:	April 23, 2014 (T+5)

Maturity Date:	May 1, 2019

Interest Payment Dates:	May 1 and November 1, beginning November 1, 2014

Benchmark Treasury:	1.625% due March 31, 2019

Benchmark Price / Yield:	100-03+ / 1.602%

Spread to Benchmark Treasury:	+115 bps

Yield to Maturity:	2.752%

Coupon:	2.625%

Public Offering Price:	99.408%

Redemption Provisions:	At any time before the date that is 30 days prior to the maturity date at the Adjusted Treasury Rate plus 20 bps. If the notes are redeemed on or after the date that is 30 days prior to the maturity date, the redemption price will be 100% of the principal amount of the notes being redeemed.

CUSIP / ISIN:	09064A AH4 / US09064AAH41

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Wells Fargo Securities, LLC KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	Barclays Capital Inc. Morgan Stanley & Co. LLC PNC Capital Markets LLC Raymond James & Associates, Inc.

UBS Securities LLC Mitsubishi UFJ Securities (USA), Inc. SMBC Nikko Securities America, Inc. Regions Securities LLC TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Schedule IV

Subsidiaries of the Company

Name	Jurisdiction of Formation/ Incorporation

BMR-217th Place LLC	Delaware
BMR-270 Albany Street LLC	Delaware
BMR-34790 Ardentech Court LP	Delaware
BMR-34175 Ardenwood Boulevard LLC	Delaware
34175 Ardenwood Venture, LLC	Delaware
BMR-Ardsley Park LLC	Delaware
BMR-8808 Balboa Avenue LLC	California
BMR-Bay LP	Delaware
BMR-Bayshore Boulevard LP	Delaware
BMR-6411 Beckley Street LLC	Delaware
Guilford Real Estate Trust 1998-1	Utah
BMR-9900 Belward Campus LLC	Delaware
BMR-9900 Belward Campus Borrower LLC	Delaware
BMR-9900 Belward Campus Holdings LLC	Delaware
BMR-9901 Belward Campus LLC	Delaware
BMR-9901 Belward Campus Borrower LLC	Delaware
BMR-9901 Belward Campus Holdings LLC	Delaware
BMR-Belward Campus Drive LSM LLC	Maryland
BMR-9920 Belward Campus Q LLC	Rhode Island
BMR-17190 Bernardo Center Drive LP	Delaware
BMR-Blackfan Circle LLC	Delaware
BMR-Bridgeview LP	Delaware
BMR-Bridgeview II LP	Delaware
BMR-Broadway LLC	Delaware
BMR-550 Broadway LP	Delaware
BMR-Bunker Hill LP	Delaware
BMR-58 Charles Street LLC	Delaware
BMR-320 Charles LLC	Delaware
BMR-Coast 9 LP (f/k/a BMR-Sorrento West LP)	Delaware
BMR-College Member LLC	Delaware
BMR-134 Coolidge Avenue LLC	Delaware
BMR-CSP 430 Developer Limited	United Kingdom
BMR-CSP 430 Landlord Limited	Isle of Man
BMR-CSP 430 Tenant Limited	Isle of Man

BMR-350 E Kendall F LLC	Delaware
BMR-650 E Kendall B LLC	Delaware
BMR-475 Eccles Avenue LLC	Delaware
BMR-201 Elliott Avenue LLC	Delaware
BMR-21 Erie Street LLC	Delaware
BMR-40 Erie Street LLC	Delaware
BMR-Executive Drive LLC	Delaware
BMR-4570 Executive Drive LP	Delaware
BMR-500 Fairview Avenue LLC	Delaware
BMR-530 Fairview Avenue LLC	Delaware
BMR-2282 Faraday Avenue LP	Delaware
BMR-Fresh Pond Research Park LLC	Delaware
BMR-700 Gateway LP	Delaware
BMR-750, 800, 850 Gateway LP	Delaware
BMR-900 Gateway LP	Delaware
BMR-1000 Gateway LP	Delaware
BMR-Gateway/Oyster LLC	Delaware
BMR-Gazelle LP	Delaware
BMR-George Member LLC	Delaware
BMR-350 George Patterson Boulevard LLC	Delaware
BMR-GP LLC	Delaware
Granta Park JCo 1 Limited	Jersey
BMR-7 Graphics Drive LLC	Delaware
BMR-Hampshire LLC	Delaware
BMR-201 Industrial Road LP	Delaware
BMR-JV I Holdings LLC	Delaware
BMR-JV II Holdings LLC	Delaware
BMR-3525 John Hopkins LP	Delaware
BMR-3545-3575 John Hopkins LP	Delaware
BMR-6500 Kaiser Drive LP	Delaware
BMR-450 Kendall Street LLC	Delaware
BMR-500 Kendall Street LLC	Delaware
BMR-Kendall Development LLC	Delaware
BMR-Kendall Holdings LLC	Delaware
BMR-145 King of Prussia Road LP	Delaware
BMR-145 King of Prussia Road GP LLC	Delaware
BMR-Landmark at Eastview LLC	Delaware
BMR-Lincoln Centre LP	Delaware
10165 McKellar Court, L.P.	California
BMR-10165 McKellar Court GP LLC	California
BMR-Medical Center Drive LLC	Delaware
BMR-3450 Monte Villa Parkway LLC	Delaware
BMR-6114-6154 Nancy Ridge Drive LP	Delaware

BMR-6828 Nancy Ridge Drive LP	Delaware
BMR-One Research Way LLC	Delaware
BMR-180 Oyster Point LP	Delaware
BMR-200 Oyster Point LP	Delaware
BMR-Pacific Center LP	Delaware
BMR-Pacific Research Center LP	Delaware
BMR-3500 Paramount Parkway LLC	Delaware
BMR-Patriot LLC	Delaware
BMR-335-395 Phoenixville Pike LLC	Delaware
BMR-PR II LLC	Delaware
BMR-PR II TRS LLC	Delaware
BMR-Research Boulevard LLC	Delaware
BMR-Road to the Cure LP	Delaware
BMR-Rogers Street LLC	Delaware
BMR-10255 Science Center LP	Delaware
BMR-10240 Science Center Drive LP	Delaware
BMR-Shady Grove Road HQ LLC	Maryland
BMR-Shady Grove Holdings LLC	Delaware
BMR-Shady Grove B LLC	Delaware
BMR-Shady Grove D LLC	Delaware
BMR-200 Sidney Street LLC	Delaware
BMR-Sorrento Plaza LP	Delaware
BMR-Sorrento Valley Boulevard LP	Delaware
BMR-11388 Sorrento Valley Road LP	Delaware
BMR-Spring Mill Drive GP LLC	Delaware
BMR-Spring Mill Drive, LP	Delaware
BMR-Summers Ridge LP	Delaware
BMR-Torreyana LP	Delaware
BMR-9865 Towne Centre LP	Delaware
BMR-9885 Towne Centre LP	Delaware
BMR-Trade Centre Avenue LLC	Delaware
BMR-6611 Tributary Street LLC	Maryland
BMR-900 Uniqema Boulevard LLC	Delaware
BMR-1000 Uniqema Boulevard LLC	Delaware
BMR-325 Vassar Street LLC	Delaware
BMR-3200 Walnut Street LLC	Delaware
BMR-Waples LP	Delaware
BMR-Wateridge LP	Delaware
BMR-675 West Kendall Street LLC	Delaware
BMR-50 West Watkins Mill LLC	Delaware
BMR-West Watkins Mill LLC	Delaware
BMR-Weston LLC	Delaware
WE BP Holdings II LLC	Delaware

WE 100 College Street LLC	Delaware
WE George Street Holding LLC	Delaware
WE George Street, L.L.C.	Delaware
BMR LLC	Delaware
BMV Direct LP	Delaware
BMV Direct II LP	Delaware
BMV Direct RE LP	Delaware
BMV Direct SO LP	Delaware
BMV Direct SOTRS LP	Delaware
BioMed Financing, LLC	Delaware
BioMed Realty, L.P.	Maryland
BioMed Realty Holdings, Inc.	Maryland
BioMed Realty Holdings II, Inc.	Maryland
BioMed Realty LLC	Delaware
BioMed Realty Development LLC	Delaware
BioMed Ventures LP	Delaware
BioMed Ventures II LP	Delaware
BMR-Wexford LP	Delaware
Wexford Science & Technology, LLC	Maryland
Wexford Agent Corporation	Maryland
Wexford Development, LLC	Maryland
Wexford Finance, LLC	Maryland
Wexford Management, LLC	Delaware
Wexford Science Center 2, LLC	Maryland
Wexford-UCSC II GP, LLC	Delaware
Wexford-UCSC II, LP	Delaware
3737 Fee Owner, LLC	Delaware
Wexford-UCSC 3737 Joint Venture, LLC	Delaware
Wexford-UCSC 3737 Member, LLC	Delaware
Wexford-UCSC 3737, LLC	Delaware
Wexford 4320 Forest Park, LLC	Delaware
BRDG Park at Danforth Center, LLC	Missouri
Wexford Danforth, LLC	Maryland
Hershey Research One, LLC	Delaware
Hershey Research Two, LLC	Delaware
Wexford Hershey Holdings One, LLC	Delaware
Wexford Hershey Holdings Two, LLC	Delaware
Wexford Hershey, LLC	Delaware
Townsend CRB Development, LLC	Maryland
CRB Federal, LLC	Delaware
CRB Investors, LLC	Delaware
Townsend Chicago, LLC	Delaware
Wexford Miami Holding, LLC	Delaware

Wexford Miami, LLC	Delaware
Wexford ODU, LLC	Delaware
Wexford ODU 2, LLC	Delaware
Wexford Maryland BioPark One, LLC	Delaware
Baltimore Life Science Research Park, LLC	Delaware
Baltimore LSRP One, Business Trust	Maryland
Baltimore LSRP Two, Business Trust	Maryland
BLSRP Funding I, LLC	Delaware
BLSRP Funding II, LLC	Delaware
BSP Holding, LLC	Maryland
Wexford BSP Funding, LLC	Maryland
Wexford BSP Partners, LLC	Maryland
Wexford UMB 2, LLC	Maryland
Baltimore Garage Funding, LLC	Maryland
Wexford Baltimore Garage, LLC	Maryland
Wexford Building 91 Manager, LLC	Delaware
Wexford Building 91 Developer, LLC	Delaware
Wexford Building 91 MT, LLC	Delaware
Wexford Winston-Salem Building 91, LLC	Delaware
Wexford Winston-Salem Holding, LLC	Delaware
Wexford Heritage Development, LLC	Delaware
Wexford Heritage Manager, LLC	Delaware
Wexford Heritage, LLC	Delaware
Wexford Heritage Holding, LLC	Delaware
Wexford Heritage MT, LLC	Delaware
Wexford Miami 1851, LLC	Delaware
Wexford Miami Property Acquisitions, LLC	Delaware
Wexford-UCSC III GP, LLC	Delaware
Wexford-UCSC III, L.P.	Delaware
Wexford-UCSC 3400 Associates GP, LLC	Delaware
Wexford-UCSC 3400 Associates, L.P.	Delaware
BioPark Fremont, LLC	Delaware
Wexford BioPark Land Acquisition I, LLC	Maryland
BSP Three Holding, LLC	Delaware
Wexford Baltimore-Poppleton, LLC	Maryland
Wexford BSP Three Partners, LLC	Delaware
Wexford Maryland BioPark 3, LLC	Delaware
Wexford Building 60 Manager, LLC	Delaware
Wexford Winston-Salem Building 60, LLC	Delaware
Wexford Winston-Salem Holding 60, LLC	Delaware
Wexford Building 90 Manager, LLC	Delaware
Wexford Winston-Salem Building 90, LLC	Delaware
Wexford Winston-Salem Holding 90, LLC	Delaware

Wexford Building 90 MT, LLC	Delaware
Wexford Building 90 Developer, LLC	Delaware
Wexford Durham Chesterfield, LLC	Delaware
Wexford 3801 Chestnut, LLC	Delaware
Wexford University City HS, LLC	Delaware
311 South Sarah, LLC	Delaware